Exhibit 99.1

ToughBuilt Industries, Inc. Announces 1-for-150 Reverse Stock Split as Part of Nasdaq Compliance Plan

Split Expected to be Effective for Trading Purposes as of Market Open on April 25, 2022

Lake Forest, CA, April 22, 2022 (GLOBE NEWSWIRE) — ToughBuilt Industries, Inc. (“ToughBuilt”) (NASDAQ: TBLT; TBLTW) today announced that it will effect a 1-for-150 reverse stock split of its common stock. The reverse stock split is expected to become effective at 12:01 a.m. Eastern Time on April 25, 2022, and the Company’s common stock is expected to commence trading on the Nasdaq Capital Market on a post-split basis at the opening of the market on Monday, April 25, 2022, pending confirmation by the Depository Trust Company and Nasdaq. The common stock will continue to trade under the Company’s existing trading symbol, “TBLT,” and the new CUSIP number for the common stock following the reverse stock split will be 89157G 884.

The Company expects that the reverse stock split, which was approved by the Company’s stockholders at a special meeting on April 1, 2022 will increase the price per share of the Company’s common stock, and is part of the Company’s strategy to regain compliance with the $1.00 minimum bid price requirement of the Nasdaq Capital Market.

At the effective time of the reverse stock split, each one hundred fifty (150) shares of the Company’s issued  and outstanding common stock will be automatically converted into one (1) issued and outstanding share of common stock without any change in the par value of $0.0001 per share or the total number of authorized shares. The reverse stock split will reduce the Company’s number of shares outstanding common stock from approximately 154,300,090 shares to approximately 1,028,625 shares. No fractional shares of common stock will be issued in connection with the reverse stock split, and stockholders who would otherwise be entitled to receive a fractional share will receive a cash payment in lieu thereof. Proportional adjustments will also be made to the exercise prices and number of shares of common stock issuable upon the exercise of ToughBuilt’s stock options and warrants outstanding at the effective time, as applicable.

Additional information regarding the reverse stock split is available in the Company’s definitive proxy statement originally filed with the U.S. Securities and Exchange Commission on March 4, 2022, as amended.

Information for ToughBuilt Stockholders

The Company’s transfer agent, VStock Transfer (“VStock”) will act as the exchange agent for the reverse stock split. VStock will provide stockholders of record holding certificates representing pre-split shares of the Company’s common stock as of the effective date with a letter of transmittal providing instructions for the exchange of stock certificates for post-split shares. Registered stockholders holding pre-split shares of the Company’s common stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to the broker’s or nominee’s particular procedures for processing the reverse stock split.

ABOUT TOUGHBUILT INDUSTRIES, INC.

ToughBuilt is an advanced product design, manufacturer and distributor with emphasis on innovative products. Currently focused on tools and other accessories for the professional and do-it-yourself construction industries. We market and distribute various home improvement and construction product lines for both the do-it-yourself and professional markets under the TOUGHBUILT brand name, within the global multibillion dollar per year tool market industry. All of our products are designed by our in-house design team. Since launching product sales in 2013, we have experienced significant annual sales growth. Our current product line includes three major categories, with several additional categories in various stages of development, consisting of Soft Goods & Kneepads and Sawhorses & Work Products. Our mission is to provide products to the building and home improvement communities that are innovative, of superior quality derived in part from enlightened creativity for our end users while enhancing performance, improving well-being and building high brand loyalty. Additional information about the Company is available at: https://www.toughbuilt.com/.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the impact of the worldwide COVID-19 pandemic and government actions, on our business, (ii) supply chain disruptions, (iii) market acceptance of our existing and new products, (iv) delays in bringing products to key markets; (v) an inability to secure regulatory approvals for the ability to sell our products in certain markets, (vi) intense competition in our industry from much larger, multinational companies, (vii) product liability claims, (viii) product malfunctions, (ix) our limited manufacturing capabilities and reliance on subcontractors for assistance, (x) our efforts to successfully obtain and maintain intellectual property protection covering our products or defend ourselves from third parties’ infringement claims, (xi) our reliance on a single supplier for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to tariffs, foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction and (xiv) changes in e-commerce marketplaces. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this press release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.

Investor Relations Contact:
KCSA Strategic Communications
David Hanover
toughbuilt@kcsa.com